Exhibit B

SECURITY AGREEMENT

This Security Agreement (the "Agreement") is made effective December 22, 2005, by and between Alembic Limited, an Indian corporation (the "Secured Party"), and Xechem International, Inc., a Delaware corporation ("Grantor").

WHEREAS, the parties hereto are parties to that Agreement Between Xechem and Alembic Regarding Termination of Agreements and Repayment of Loan, dated as of the date hereof (the "Termination Agreement"), by which, *inter alia*, (i) Grantor has agreed to repay to the Secured Party in full the Loan (as defined in the Termination Agreement) on new terms, (ii) all agreements and understandings between the Grantor and the Secured Party which predated the Termination Agreement were terminated with the consent of the parties, and (iii) Grantor has agreed to execute a new promissory note, dated as of the date hereof (the "Note");

WHEREAS, in connection with, and as a condition of, the Termination Agreement and the Note, the parties hereto have agreed to execute this Security Agreement by which Grantor will grant to Secured Party a first priority security interest in the Collateral (as defined below) as collateral for full repayment of the Loan.

NOW THEREFORE, pursuant to the terms of the Termination Agreement and the Note and in consideration of the premises and for other good and sufficient consideration, the receipt and sufficiency of which is acknowledged, the Grantor and the Secured Party, intending to be legally bound, agree as follows:

1. Grant of Security Interest and Collateral. The Grantor, on the terms set forth in this Agreement, hereby pledges, assigns and grants to the Secured Party a continuing, first priority, security interest in and lien on, all of the assets defined below (hereinafter sometimes called, collectively, the "Collateral"):

1.1 Pledged Shares in CepTor: All of Grantor's right, title and interest in and to five hundred thousand (500,000) shares of restricted stock (the "Pledged CepTor Shares") of CepTor Corporation (OTC BB: CEPO), a Delaware corporation, which Grantor owns, and any and all dividends and distributions with respect to the Pledged CepTor Shares and all other securities, instruments, proceeds, capital accounts, and rights from time to time received by or distributable to Grantor in respect of the Pledged CepTor Shares. The original stock certificate(s) representing the Pledged CepTor Shares, as well as the original executed Irrevocable Stock Power related thereto, copies of which are attached together as Schedule 1 to this Agreement, shall be forwarded by the Grantor to Garvey Schubert Barer, attorneys for Secured Party, immediately upon execution of this Security Agreement, and shall be held until the Loan is repaid in full, whereupon they shall be immediately returned to Grantor. Such shares shall be held by Garvey Schubert Barer, or other reputable United States law firm, as agent for Secured Party, throughout the term of this Agreement unless and until an Event of Default (as defined in the Note) has occurred and is continuing, following which Secured Party may exercise any and all remedies available to it with respect to such collateral. Notwithstanding the foregoing, in the event that Grantor increases the Initial Payment (as defined in the Note) from $1,000,000 to $1.5 million, which amount is paid to Secured Party on or before January 31, 2006, the Grantor's pledge to Secured Party of the Pledged CepTor Shares under this Security Agreement shall be null and void, and such Pledged CepTor Shares will not be considered part of the Secured Party's collateral security under this Security Agreement, the Note or the Termination Agreement, and such Shares shall thereupon be immediately returned by Garvey Schubert Barer to the Grantor.

1.2 Pledged Shares in Xechem Pharmaceuticals Nigeria, Limited: All of Grantor's right, title and interest in and to: (a) fifteen percent (15%) of the issued and outstanding shares of the common stock of Xechem Pharmaceuticals Nigeria, Limited ("Xechem Nigeria"), a Nigerian corporation, which Grantor owns (the "Pledged Nigerian Shares"). For example, if Xechem Nigeria has issued twenty million (20,000,000) shares of common stock, then Grantor shall pledge three million (3,000,000) shares of common stock). The said fifteen percent (15%) of shares shall be on an undiluted basis, meaning that if additional shares of Xechem Nigeria stock are issued following the date hereof, the shares that constitute the Pledged Nigerian Shares shall be increased proportionally to an amount that equals fifteen percent (15%) of the then total shares of issued and outstanding common stock of Xechem Nigeria; and (b) any and all dividends and distributions with respect to the Pledged Nigerian Shares and all other securities, instruments, proceeds, capital accounts, and rights from time to time received by or distributable to Grantor in respect of the Pledged Nigerian Shares. Inasmuch as no stock certificates representing the shares of Xechem Nigeria have been issued to any person or entity prior to the date hereof, within 30 days of their first issuance to any other person or entity, the original stock certificate(s) representing the Pledged Nigerian Shares shall be forwarded by the Grantor to Garvey Schubert Barer, attorneys for Secured Party, and shall be held until the Loan is repaid in full, whereupon they shall be immediately returned to Grantor. Such shares, if issued, shall be held by Garvey Schubert Barer, or other reputable United States law firm, as agent for Secured Party, throughout the term of this Agreement unless and until an Event of Default (as defined in the Note) has occurred and is continuing, following which Secured Party may exercise any and all remedies available to it with respect to such collateral.

1.3 Pledged Shares in Xechem International, Inc.: All of Grantor's right, title and interest in and to five million (5,000,000) shares of common stock (the "Pledged Xechem Shares") of Xechem International, Inc., a Delaware corporation, which Grantor owns, and any and all dividends and distributions with respect to the Pledged Xechem Shares and all other securities, instruments, proceeds, capital accounts, and rights from time to time received by or distributable to Grantor in respect of the Pledged Xechem Shares. Immediately upon the execution hereof, the Grantor shall sign and deliver a letter (the "Xechem Stock Reservation Letter") directing Continental Stock Transfer & Trust Company, the stock transfer agent for Xechem International, Inc., to reserve shares equal to the amount of the Pledged Xechem Shares and shall issue and shall execute a letter of direction (the "Xechem Stock Direction Letter") directing Continental Stock Transfer & Trust Company to issue the Pledged Xechem Shares to Secured Party upon receipt thereof. Copies of the Xechem Stock Reservation Letter and the Xechem Stock Direction Letter are attached hereto as Schedule 2. The original signed Xechem Stock Direction Letter shall be forwarded by the Grantor to Garvey Schubert Barer, attorneys for Secured Party, immediately upon execution of this Security Agreement, and shall be held until the Loan is repaid in full, whereupon it shall be immediately returned to Grantor. The Xechem Stock Direction Letter shall be held by Garvey Schubert Barer, or other reputable United States law firm, as agent for Secured Party, throughout the term of this Agreement unless and until an Event of Default (as defined in the Note) has occurred and is continuing, following which Secured Party may exercise any and all remedies available to it with respect to such collateral, at which time the Xechem Stock Direction Letter may be released by Secured Party to Continental Stock Transfer & Trust Company.

2. Grantor's Representations and Warranties. The Grantor hereby represents and warrants to Secured Party the following:

2.1. Ownership; No Liens. Grantor is the sole and exclusive owner of, or has the irrevocable, exclusive and transferable right to possess and use the Collateral, and Grantor has full authority to pledge, assign and grant a security interest in the Collateral. The Collateral is free and clear of any Lien. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.

2.2. Certificated Securities. Contemporaneously with the execution hereof, Grantor has delivered or shall deliver to Garvey Schubert Barer, attorneys for Secured Party, possession of the original(s) of the stock certificate(s) representing the Pledged CepTor Shares, a copies of which are attached hereto as Schedule 1, as well as the Letters of Direction pertaining to the Pledged Xechem Shares, copies of which are attached hereto as Schedule 2.

2.3. As to Pledged Shares. With respect to the Pledged CepTor Shares, the Pledged Nigerian Shares, and the Pledged Xechem Shares (collectively, the "Pledged Shares"), all Pledged Shares are, or in the case of the Pledged Nigerian Shares and the Pledged Xechem Shares, will be upon issuance thereof, duly authorized and validly issued, fully paid, and non-assessable and free and clear of any Liens in respect of their issuance. The Pledged CepTor Shares constitute all of the issued and outstanding shares (and other rights) of equity ownership of Grantor.

2.4. Valid and Perfected Security Interest. This Security Agreement creates a valid security interest in and collateral assignment and pledge of the Collateral and proceeds thereof securing the payment of the Loan, to the extent that a security interest therein can be created pursuant to Article 9 of the UCC. All filings necessary to perfect such security interest, collateral assignment and pledge (to the extent such security interest, collateral assignment or pledge can be perfected by the filing of a financing statement with any Official Body) have been duly made or will be duly made promptly after the effective date hereof. The only filing that is necessary to perfect the security interests, collateral assignments and pledges created hereby is the filing of a UCC-1 Financing Statement with the Secretary of State of Delaware and the delivery of the original stock certificates to Secured Party. Grantor authorizes Secured Party to file a UCC-1 Financing Statement with respect to the Collateral with the Secretary of State of Delaware in substantially the form attached hereto as Schedule 3.

2.5. Authorization and Approval. No authorization, approval or other action by (and no notice to or filing with) any person is required either (a) for the grant by the Grantor of the security interest, collateral assignment and pledge granted hereby, or (b) for the execution, delivery and performance of this Security Agreement by the Grantor, or (c) for the perfection by Secured Party of its rights and interests hereunder to the extent such security interest, collateral assignment or pledge can be perfected by the filing of a financing statement.

3. Covenants. Grantor covenants and agrees that, so long as this Security Agreement remains effective, Grantor will comply with the covenants set forth in this Article, unless Secured Party otherwise consents (in accordance with the Finance Agreement) in writing. Secured Party covenants that all collateral being physically delivered by Grantor hereunder, including the CepTor Shares and the direction letter pertaining to the Xechem shares, shall be held by Garvey Schubert Barer, as the agent for Secured Party, or another reputable United States law firm, which collateral will remain with such firm as agent for Secured Party unless and until an Event of Default (as defined in the Note) has occurred and is continuing.

3.1. As to Pledged Shares.

a. Powers and Appointments. Grantor agrees that the Pledged CepTor Shares delivered by Grantor pursuant to this Security Agreement will be accompanied by duly executed undated blank powers, appointments or other equivalent instruments of transfer acceptable to Secured Party. From time to time at Secured Party's request, Grantor will promptly deliver to Secured Party such powers, appointments, instruments and similar documents (satisfactory in form and substance to Secured Party) with respect to the Pledged CepTor Shares. From time to time at Secured Party's

request after the occurrence and continuation of any Event of Default, Grantor will promptly transfer the Pledged CepTor Shares into the name of any nominee designated by Secured Party.

b. Continuous Pledge; Protect Pledged Shares. At all times, Grantor will keep pledged to Secured Party pursuant hereto all Pledged Shares, all dividends and distributions with respect thereto and all other securities, instruments, proceeds, capital accounts, and rights from time to time received by or distributable to Grantor in respect of the Pledged Shares. Grantor will warrant and defend the right and title herein granted to Secured Party in and to the Pledged Shares (and all right, title, and interest represented by the Pledged Shares) against the claims and demands of all persons whomsoever.

c. Delivery of Dividends, Distributions and Other Collateral. Promptly upon receipt and without any request by Secured Party, Grantor agrees to deliver to Secured Party (properly endorsed if required hereby or requested by Secured Party) all distributions, all dividends, all other non-dividend cash payments, and all proceeds thereof, all of which will be held by Secured Party as additional Pledged Shares. All dividends, distributions, cash payments, and proceeds that at any time and from time to time may be delivered to the Grantor but which such Grantor is then obligated to deliver to Secured Party, until delivery to Secured Party, must be held by such Grantor (a) in trust for Secured Party and (b) separate, segregated and apart from its other property.

d. Voting Rights.

1. Unless and until an Event of Default has occurred and is continuing, Grantor will have the exclusive right to exercise all voting rights with respect to its Pledged Shares. Upon written request from Grantor (and at such Grantor's sole expense), Secured Party will promptly execute and deliver such proxies and other documents, if any, as reasonably requested in writing by such Grantor (together with a reasonably acceptable form thereof) that are necessary to allow such Grantor to exercise voting power with respect to any such Pledged Shares owned by such Grantor constituting Pledged Shares; provided, however, that no vote may be cast or other action taken by the Grantor (including, the giving of any consent, waiver, or ratification) that could impair the Pledged Shares or would otherwise be inconsistent with or violate any provision of any of the Termination Agreement, Note or this Security Agreement.

2. After any Event of Default has occurred and is continuing and Secured Party has notified the Grantor of Secured Party's intention to exercise its voting power, unless otherwise then expressly impermissible under applicable law, Secured Party may exercise (to the exclusion of Grantor) the voting power and all other incidental rights of ownership with respect to the Pledged Shares or other ownership interests constituting Pledged Shares. Grantor hereby grants Secured Party an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares. Grantor hereby covenants to promptly deliver to Secured Party such additional proxies, appointments and other documents as may be necessary to allow Secured Party to exercise such voting power and other incidental ownership rights.

4. Event of Default and Remedies. As used herein, "Event of Default" means any "Event of Default" as defined in the Note, or any other occurrence which, alone or with the giving of notice or the lapse of time or both, would give the holder of the Note the right to declare the amount of the Note to be immediately due and payable. Secured Party may pursue and obtain any all remedies available at law or equity upon the occurrence of an Event of Default, subject to any cure rights of the Grantor following 10 days written notice from Secured Party.

5. Governing Law; Choice of Forum; Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws (other than the conflict of laws rules) of Delaware. Enforcement of this Security Agreement, any dispute with respect to the subject matter of this Security Agreement, or any of the matters referenced in the Security Agreement between the parties, shall be litigated at the state or federal courts situated in the Delaware. By signing below, the Debtors consent to the jurisdiction of the local or federal courts of the Delaware. The word "holder" as used in this Note shall refer to Secured Party and all assignees, endorsees or transferees of Secured Party.

6. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement will remain in full force and effect, except that if this happens, the parties will negotiate in good faith substitute enforceable provisions that most nearly effectuate the parties' intent in entering into this Agreement.

7. No Third Party Beneficiary. This Agreement does not constitute a third-party beneficiary contract; except as permitted under Section 10 below, no person or entity that is not a party to this Agreement (as evidenced by a signed written document) shall have any rights or benefits under this Agreement.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. For purposes of this Agreement, a telecopy of an executed counterpart shall constitute an original. Any party delivering an executed counterpart of this Agreement by telecopier shall also deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity of this Agreement.

9. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

10. Assignment. No rights or obligations under this Agreement may be assigned by the Grantor or the Secured Party without the prior written consent of the Secured Party (in the case of a proposed assignment by the Grantor) or the Grantor (in the case of a proposed assignment by the Secured Party).

11. Notices. Notices delivered pursuant to this Agreement shall be in writing, and shall be deemed to have been duly given when (a) delivered by hand; (b) received by the addressee, if sent with delivery receipt requested by Express Mail, Federal Express, other express delivery service or first-class prepaid certified mail; or (c) sent by facsimile or e-mail (with receipt confirmed in either case), provided that a copy is promptly thereafter delivered by any of the methods of delivery authorized by (a) or (b) above, in each case to the appropriate addresses and facsimile numbers set forth below, or to such other address(es) or facsimile number(s) as a party may designate as to itself by notice to the other parties hereto.

If to the Grantor, as follows:

Xechem International, Inc.
New Brunswick Technology Center
100 Jersey Avenue
Building B, Suite 310
New Brunswick, New Jersey 08901-3279
Attn: Ramesh C. Pandey, Ph.D.

RP MH

Fax No.: (732) 247-4090
E-mail: ramesh@xechem.com

With a copy to:

Shefsky & Froelich
111 East Wacker Drive
Suite 2800
Chicago, IL 60601
Attn: Mitchell Goldsmith, Esq.

If to the Secured Party, to it at the following address:

Alembic Limited
Alembic Road
Vadodara – 390 003
Gujart, India
Attn: Parthiv Parikh
Fax No.: 0091-265-2282134
E-mail : parthivparikh@alembic.co.in

With a copy to:

Liz Levinson, Esq,
Garvey Schubert Barer
1000 Potomac Street, N.W.
Fifth Floor
Washington, D.C. 20007
Fax No. (202) 965-1729
E-mail: llevinson@gsblaw.com

12. Prevailing Party. If either party starts a lawsuit with respect to this Agreement, or the rights or obligations of the parties under this Agreement, then the losing party shall pay the prevailing party's reasonable attorneys' fees and costs, and all court costs, through all trials and appeals. The prevailing party and the losing party shall be as determined by final, unappealable judgment of a court having jurisdiction.

13. Entire Agreement. This Agreement (including the Exhibits hereto) contains the entire agreement among the parties with respect to this transaction, and supersedes all prior agreements, written or oral, with respect thereto. Any rule of construction which provides that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

14. Waivers and Amendments. No amendment to this Agreement will be binding unless it is in writing and is signed by duly authorized persons of the parties to be bound. The provisions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any right or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising

out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall not be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim or any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach..

15. Binding Agreement. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties hereto and their respective heirs, executors, successors, and (subject to Section 10 above) their respective assigns.

IN WITNESS WHEREOF, intending to be legally bound, the Grantor and the Secured Party have caused this Security Agreement to be duly executed as of the date first written above.

GRANTOR:

XECHEM INTERNATIONAL, INC.

By: Ramesh C. Pandey, Ph.D. 12/22/2005
Chairman & CEO

SECURED PARTY:

ALEMBIC LIMITED

By: Chirayu R. Amin
Chairman & Managing Director

Schedules:

1. Copy of Original of Stock Certificate(s) of CepTor Corporation representing 500,000 shares of restricted stock, with original undated stock power (or equivalent document) executed by Grantor in blank.

2. Copies of (i) the Xechem Stock Reservation Letter directing Continental Stock Transfer & Trust Company, the stock transfer agent for Xechem International, Inc., to reserve shares of Xechem stock equal to the amount of the Pledged Xechem Shares (i.e., 5 million shares), and (ii) the Xechem Stock Direction Letter authorizing and directing Continental Stock Transfer & Trust Company to issue and forward to Secured Party Original of Stock Certificate(s) representing the Pledged Xechem Shares.

3. UCC Financing Statement for Filing with the Secretary of State of Delaware (with Attachment A).